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                                                       Exhibit 10(b)


                          MEMORANDUM OF AGREEMENT


          The Wilson Family Limited Partnership (WFLP) is a Delaware limited partnership, all the partnership interest of which are owned directly or indirectly by James J. Wilson, his wife Barbara and their six children (Wilson Family).

          Interstate Business Corporation (IBC) is a Delaware corporation. A majority of the stock of IBC is owned directly or indirectly by the Wilson Family.

          Interstate General Company L.P. (IGC) is a Delaware limited partnership, the units of which are publicly traded on the American Stock Exchange and on the Pacific Stock Exchange. IBC is a general partner of IGC.

          WFLP is currently indebted to IBC under a note in the original principal amount of $1,895,482 due February 25, 2000 (WFLP Indebtedness).

          IBC is currently indebted to WFLP under notes totaling $3,112,217 due on various maturity dates, and IBC is currently indebted to James J. Wilson in the amount of $2,116,877 under a note due October 31, 1999 (collectively, the IBC Indebtedness).

          IBC is a general partner of IGC and is secondarily liable as a matter of law for the obligations of IGC.

          In October 1995, IGC, its affiliate, St. Charles Associates L.P.
(SCA) and James J. Wilson were indicted by a federal grand jury for alleged violations of the Clean Water Act ("Act") with respect to four parcels of land in St. Charles, Maryland. In February 1996, the three defendants were found guilty of four felony violations of the Act. In June 1996 the court sentenced Mr. Wilson to imprisonment, imposed fines on all three defendants and ordered IGC and SCA to implement a restoration and mitigation plan. On appeal to the United States Court of Appeals for the Fourth Circuit, the convictions of the defendants were reversed and the case remanded for retrial to the U.S. District Court for the District of Maryland where the matter is now pending (Wetlands Litigation).

          On March 11, 1998, IGC and three of its affiliates entered into an employment agreement with Mark Augenblick under which Mr. Augenblick is employed by IGC and its stated affiliates for a term of four years (Augenblick Agreement). The obligations of IGC and its stated affiliates under the Augenblick Agreement are guaranteed by IBC.

          IBC has agreed to lend to IGC such amounts as may be necessary to meet IGC's Wetlands Litigation expenses and to meet the obligations of IGC and its stated affiliates under the Augenblick Agreement in the event that IGC itself is unable to pay these expenses currently.






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          In furtherance of the foregoing undertaking by IGC, WFLP and
James J. Wilson have agreed, until the Wetlands Litigation is concluded and the obligations of IGC and its stated affiliates under the Augenblick Agreement are current, to defer collections on the IBC Indebtedness and to accelerate payments ont he WFLP Indebtedness as may be required to meet such obligations.

          NOW, THEREFORE, in consideration of the foregoing, the undertakings of the parties as set forth in this Memorandum of Agreement and for other good and valuable consideration, the receipt of which each of the parties acknowledges it has received, IGC, IBC, James J. Wilson and WFLP agree as follows:

          1. IBC agrees to lend to IGC on commercially reasonable terms such amount(s) as may be necessary to enable IGC to pay IGC's Wetlands Litigation expenses in the event that IGC itself is unable to pay those expenses currently.

          2. WFLP and James J. Wilson agree that until the Wetlands Litigation is concluded and IGC's expenses related thereto are paid and the obligations of IGC and its stated affiliates under the Augenblick Agreement are current, it shall defer collection on the IBC Indebtedness as may be needed to enable IBC to meet its obligations as a general partner of IGC and as a guarantor under the Augenblick Agreement.

          3. WFLP agrees to accelerate payments on the WFLP Indebtedness as may be needed to enable IBC to meet its obligations under Paragraph 1 of this Memorandum of Agreement and as guarantor under the Augenblick Agreement.

          4. This Memorandum of Agreement shall be construed under the laws of the State of Delaware.

          5. This Memorandum of Agreement is solely for the benefit of the parties hereto, and no persons not a signatory to this Memorandum of Agreement shall be considered a beneficiary hereof or have any rights of enforcement hereunder.

          6. The parties hereto waive trial by jury in any proceeding, legal or otherwise, under this Memorandum of Agreement.

          7. This Memorandum of Agreement shall be valid and legally enforceable when signed on behalf of each of the parties hereto. Each of the persons signing this Memorandum of Agreement represents and warrants that he is fully authorized to sign this Memorandum of Agreement on behalf of the respective parties hereto.













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          IN WITNESS WHEREOF, the parties hereto have signed this
Memorandum of Agreement as of this 16th day of July, 1998.



                                   INTERSTATE GENERAL COMPANY L.P.

                                   By:  INTERSTATE GENERAL MANAGEMENT
                                        CORPORATION, its managing general
                                        partner

                                   By:  /s/ James J. Wilson
                                        ---------------------------------
                                        James J. Wilson
                                        CEO


                                   INTERSTATE BUSINESS CORPORATION

                                   By:  /s/ J. Michael Wilson
                                        --------------------------------
                                        J. Michael Wilson
                                        President


                                   WILSON FAMILY LIMITED PARTNERSHIP

                                   By:  /s/ J. Michael Wilson
                                        --------------------------------
                                        J. Michael Wilson
                                        General Partner